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                                                                    Exhibit 3.90

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                   CANADA BUSINESS                        [logo]                 LOI SUR LES SOCIETES
                  CORPORATIONS ACT                                             COMMERCIALES CANADIENNES
                       FORM 1                                                         FORMULE 1
              ARTICLES OF INCORPORATION                                          STATUTS CONSTITUTIES
                     (SECTION 6)                                                     (ARTICLE 6)
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 1 - Name of Corporation                                     Denomination de la societe

 SERVICES SECURIVOL INC.

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 2 - The place in Canada where the registered office         Lieu au Canada ou doit etre situe le siege social
 is to be situated

 Judicial district of Longueuil, province of Quebec

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 3 - The classes and any maximum number of shares that       Categories et tout nombre maximal d'actions que la
 the corporation is authorized to issue                      corporation est autorisee a emettre

 Schedule 1 attached hereto forms an integral part of this form.


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 4 - Restrictions if any on share transfers                  Restrictions sur le transfert des actions s'il y a lieu

 No share in the share capital of the Corporation may be transferred without (a) the consent of a majority of the directors of the Corporation, which consent shall be witnessed by a resolution of the Board of Directors entered in the registers of the
 Corporation; or without (b) the written consent of the holders of a majority of the voting shares of the share capital of the
 Corporation then issued and outstanding.

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 5 - Number (or minimum and maximum number) of directors     Nombre (ou nombre minimum et maximum) d'administrateurs
Minimum 1 and maximum 7

 Minimum 1 Maximum 8

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 6 - Restrictions if any on businesses the corporation       Restrictions imposees quant aux entreprises que la
 may carry on                                                corporation peut exploiter, s'il y a lieu

 Not applicable

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 7 - Other provisions if any                                 Autres dispositions s'il y a lieu

 Schedules 2 and 3 attached herewith form an integral part of this form.

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 8  Incorporators                                            Fondateurs
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             Names-Noms                        Address (include postal code)                  Signature
                                             Adresse (inclure le code postal)
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 Johanne Lavoie                         657 Marseille Street                    [signed] Johanne Lavoie
                                        Repentigny, Quebec J6A 2G4
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 FOR DEPARTMENT USE ONLY                                     A L'USAGE DU MINISTERE SEULEMENT
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Corporation No - N DEG. de la corporation                    Filed - Deposee
                                           174272-8                      3/8/84
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                                   SCHEDULE 1

     The authorized share capital of the Corporation is comprised of redeemable, 11% non-cumulative, non-voting preferred shares as well as of common shares, all without nominal or par value.

PREFERRED SHARES

     The preferred shares, as a class, shall be subject to the rights, privileges, restrictions and conditions hereinafter stated:

1. The registered holders of the preferred shares shall, in each fiscal year of the Corporation, be entitled to receive, when declared by the directors of the Corporation, fixed, non-cumulative, preferential dividends of 11% per year, but not more, on an amount equal to the total consideration for which such preferred shares were issued, at such times, for such amounts and at such place or places as the Board of Directors may, from time to time, determine. No dividend may be declared or paid or set aside for payment on or in respect of any other shares of the share capital of the Corporation, at any time whatsoever during any fiscal year of the Corporation, unless dividends in the amount of 11% per share have been declared and paid or set aside for payment on all the preferred shares then issued and outstanding. The preferred shares shall not otherwise be entitled to share in the profits or surplus assets of the Corporation.

2. Subject to the provisions of Section 34 of the CANADA BUSINESS CORPORATIONS ACT, the Corporation has the right, at its discretion, to redeem for cancellation, at any time, all or, from time to time, any of the preferred shares then issued and outstanding, by acquiring such shares by tender or, with the unanimous consent of the holders of preferred shares, by private agreement, at such prices as the Board of Directors of the Corporation may determine, but not exceeding the redemption price set forth in paragraph 3 below.

     However, in the case of a redemption of shares pursuant to tenders, the Corporation shall notify all the holders of preferred shares, in the manner prescribed in the By-laws of the Corporation with respect to notices of meetings, of its intention to request tenders and, if two or more tenders for preferred shares at the same price are received and such shares, when added to all the shares for which tenders at lower prices have already been received, represent a higher total of shares than the number of shares subject to redemption at such date, then the Corporation shall allocate among the shareholders tendering their shares at the same price such number of shares as is required to complete the number of shares subject to redemption on such date. The shares shall be cancelled on the date of acquisition thereof.

3. Subject to the provisions of Section 34 of the CANADA BUSINESS CORPORATIONS ACT, the Corporation has the right, at its discretion, to redeem at any time, all or, from time to time, any of the preferred shares then issued and outstanding, upon notice as set forth below and upon payment of the redemption price, ie, the amount of the total

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                                      - 2 -

consideration for which the preferred shares subject to redemption were issued, plus an amount equal to all declared and unpaid dividends thereon.

     In the event of a partial redemption, the shares to be redeemed shall, as much as possible, be selected pro rata among the holders of all the preferred shares then issued and outstanding. Not less than 15 days before the date fixed for the redemption of the preferred shares, the Corporation shall give notice in writing of its intention to redeem such shares to each person who, on the day such notice is sent, is a registered holder of preferred shares subject to redemption. However, any holder of such preferred shares may, without prejudice to the rights of the other holders of preferred shares, exempt the Corporation from giving notice to such holder. Notice, if any, shall be given by prepaid registered mail addressed to the registered holder at his last address as it appears in the registers of the Corporation or, if the address of such holder does not appear in the registers of the Corporation, at his last known address. Such notice shall state the date on which redemption shall occur as well as the place or places designated for payment of the redemption price, and, in the case of a partial redemption, the number of shares subject to redemption held by the person to whom the notice is addressed. If the notice of redemption is given as aforesaid and if an amount sufficient for the redemption of the preferred shares to be redeemed is deposited with the Corporation's bankers or in any other place or places designated in the notice, on the date fixed for the redemption or prior thereto, the holders of such shares shall, thereafter, have no rights in or against the Corporation nor any other right, except the right to receive payment of such redemption price out of the funds so deposited upon presentation and surrender of the certificates representing such shares to be redeemed. On the date of such deposit, the preferred shares so redeemed shall be considered as having been redeemed and shall be cancelled.

     In the event of the winding up or liquidation of the Corporation or of any distribution of capital of the Corporation, no amount shall be paid and no assets shall be distributed to the holders of shares of any other class of shares of the Corporation until the total amount of the consideration received for the preferred shares held by the holders of preferred shares has been paid to such holders respectively, plus an amount equal to any declared and unpaid dividend thereon, and the holders of the preferred shares shall be entitled to payment in equal and proportionate shares of all such moneys out of the assets of the Corporation, in preference and priority to the holders of shares of any other class of shares of the Corporation. The remaining assets and funds of the Corporation shall be distributed and paid to the holders of shares of the other classes of shares of the Corporation according to their respective interests.

5. Unless otherwise expressly provided herein and in the CANADA BUSINESS CORPORATIONS ACT, the holders of the preferred shares are not, as such, entitled to vote in an election of the directors or for any other purpose and are not entitled to receive notice of or attend meetings of shareholders.

6. So long as preferred shares shall remain issued and outstanding, the Corporation may not, except with the approval of the holders of the preferred shares as set forth hereafter and provided the Corporation has complied with the relevant provisions of the

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                                      - 3 -

CANADA BUSINESS CORPORATIONS ACT, create any other shares ranking prior to or pari passu with the preferred shares, or voluntarily wind up or liquidate the Corporation or in any way reduce the capital of the Corporation so as to cause the distribution of the assets on other shares of its share capital, or repeal, amend or otherwise change the provisions hereof as they relate to the preferred shares.

     The approval of the holders of preferred shares referred to above shall be deemed to be sufficiently given if contained in a resolution passed by not less than 2/3 of the votes cast by the shareholders voting on such resolution at a meeting of the holders of preferred shares called for such purpose and at which such holders are entitled to one vote for each preferred share held by them respectively, or contained in a document signed by all the holders of preferred shares then issued and outstanding. Any approval so given shall be binding upon all the holders of preferred shares.

COMMON SHARES

     Subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, the common shares as a class shall confer upon the holders thereof equal rights, including the following:

     (a)  the right to vote at any meeting of shareholders;

     (b)  the right to receive any dividend declared by the Corporation; and

     (c) the right to share in the residual assets upon the winding up of the Corporation.

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                                   SCHEDULE 2

1. The directors of the Corporation may, without the authorization of the shareholders:

     (a)  borrow money upon the credit of the Corporation;

     (b)  issue, reissue, sell or pledge debt obligations of the Corporation;

     (c) subject to Section 42 of the CANADA BUSINESS CORPORATIONS ACT, give a guarantee in the name of the Corporation to secure an obligation of any person; and

     (d) create a security interest, in particular by means of a hypothec in all or any property of the Corporation, owned or subsequently acquired, to secure any obligations of the Corporation.

No limitations and restrictions shall apply to the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The directors of the Corporation may, if deemed appropriate, notwithstanding the provisions of the Civil Code of the Province of Quebec, hypothecate, pledge or assign and transfer the movable or immovable property of the Corporation, owned or subsequently acquired, to secure the payment of the bonds or other securities of the Corporation, or consent only part of such guarantees for such purposes, and create the aforementioned hypothec or pledge by deed of trust, pursuant to Sections 28 and 29 of SPECIAL CORPORATE POWERS ACT (R.S.Q.,P-16) or in any other manner.

     The directors of the Corporation may also hypothecate or otherwise secure the immovable property, or pledge or otherwise secure the movable property of the Corporation, or create such various forms of security, to secure the payment of loans made other than through the issuance of bonds, and the payment or performance of other debt, contracts and undertakings of the Corporation.

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                                   SCHEDULE 3

1. The number of shareholders in the Corporation, exclusive of employees and former employees who were and continue to be shareholders of the Corporation, is limited to not more than fifty (5), two (2) or more persons who are the joint holders of one (1) or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.